April 25, 2012

VIA EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re:	Jackson National Life Insurance Company Jackson National Separate Account IV (“Registrant”)
File Nos. 333-118131 and 811-09933

Dear Commissioners:

This filing is Post-Effective Amendment No. 43 under the Investment Company Act of 1940 and Post-Effective Amendment No. 15 under the Securities Act of 1933, and is being made under paragraph (b) of rule 485.  We propose that it becomes effective on April 30, 2012, as indicated on the facing sheet of the amendment.

Please call me at (517) 367-3872 if you have any questions.

Yours truly,

/s/ FRANK J. JULIAN

Frank J. Julian
Associate General Counsel